UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2022

LISATA THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33650	22-2343568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Allen Road, Second Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(Zip Code)

(908) 842-0100
Registrant's Telephone Number

Caladrius Biosciences, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LSTA	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 15, 2022, Lisata Therapeutics, Inc., formerly known as Caladrius Biosciences, Inc. (the “Company”), completed its business combination with Cend Therapeutics, Inc. (“Cend”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of April 26, 2022, by and among the Company, CS Cedar Merger Sub, Inc. (“Merger Sub”) and Cend (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Cend, with Cend surviving as a wholly owned subsidiary of the Company (the “Merger”). On September 14, 2022, in connection with, and prior to the completion of, the Merger, the Company effected a 1:15 reverse stock split of its common stock (the “Reverse Stock Split”), and on September 15, 2022, immediately after completion of the Merger, the Company changed its name to “Lisata Therapeutics, Inc.”

Under the terms of the Merger Agreement, the Company issued shares of its common stock to Cend’s stockholders, at an exchange ratio of 0.5338 shares of the Company’s common stock, after taking into account the Reverse Stock Split, for each share of Cend common stock and preferred stock outstanding immediately prior to the Merger. The exchange ratio was determined through arm’s length negotiations between the Company and Cend. The Company assumed all of the stock options outstanding under the Cend 2016 Equity Incentive Plan (the “Cend Plan”), with such stock options henceforth representing the right to purchase a number of shares of the Company’s common stock equal to 0.5338 multiplied by the number of shares of Cend common stock previously represented by such options.

Immediately after the Merger, there were 7,820,830 shares of the Company’s common stock outstanding. Immediately after the Merger, the former stockholders of Cend owned approximately 48% of the outstanding Company’s common stock, with the Company’s stockholders immediately prior to the Merger owning approximately 52% of the outstanding shares of the Company’s common stock.  In addition, the Company assumed stock options under the Cend Plan to purchase an aggregate of 1,227,776 shares of the Company’s common stock.  Approximately 38% of the Company’s common stock outstanding immediately after the Merger is held by stockholders party to lock-up agreements, pursuant to which such stockholders have agreed, except in limited circumstances, not to sell or transfer, or engage in swap or similar transactions with respect to, shares of the Company’s common stock, including, as applicable, shares received in the Merger and issuable upon exercise of certain warrants and options, for a period of 120 days following the completion of the Merger.

The shares of the Company’s common stock issued to the former stockholders of Cend were registered with the U.S. Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4 (Reg. No. 333-265638) (the “Registration Statement”).

The Company’s shares of common stock listed on The Nasdaq Capital Market, previously trading through the close of business on September 14, 2022, under the ticker symbol “CLBS,” commenced trading on The Nasdaq Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “LSTA” on September 15, 2022. The Company’s common stock has a new CUSIP number, 128058 302.

The foregoing description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 3.03.	Material Modifications to Rights of Security Holders.

As previously disclosed, at the annual meeting of the Company’s stockholders held on September 13, 2022, the Company’s stockholders approved a certificate of amendment to the amended and restated certificate of incorporation of the Company to effect the Reverse Stock Split (the “Split Certificate”) and approved a certificate of amendment to the amended and restated certificate of incorporation of the Company to change the Company’s name from “Caladrius Biosciences, Inc.” to “Lisata Therapeutics, Inc.” (the “Name Change Certificate”).

On September 14, 2022, in connection with the Merger, the Company filed the Split Certificate with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s common stock immediately prior to the Reverse Stock Split was reduced into a smaller number of shares, such that every fifteen shares of the Company’s common stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of the Company’s common stock after the Reverse Stock Split. Immediately following the Reverse Stock Split and the Merger, there were 7,820,830 shares of the Company’s common stock outstanding.

No fractional shares were issued in connection with the Reverse Stock Split. In accordance with the Split Certificate, any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number and each stockholder who would otherwise be entitled to a fraction of a share of common stock upon the consummation of the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Company’s common stock on The Nasdaq Capital Market on September 14, 2022.

On September 15, 2022, in connection with, and immediately following, the Merger, the Company filed the Name Change Certificate with the Secretary of State of the State of Delaware.

The foregoing description of the Split Certificate and the Name Change Certificate are not complete and are subject to and qualified in their entirety by reference to each such certificate of amendment to the amended and restated certificate of incorporation, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

In accordance with the Merger Agreement, on September 15, 2022, immediately prior to the effective time of the Merger, Michael H. Davidson, M.D., Steven S. Myers, Peter G. Traber, M.D. and Anne C. Whitaker (the “Departing Directors”) resigned from the Company’s board of directors and any respective committees of the board of directors to which they belonged, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

(c)

On September 15, 2022, effective as of the effective time of the Merger, the Company’s board of directors appointed David Slack as a member of the Company’s board of directors and as the Company’s President and Chief Business Officer. Mr. Slack’s biography is listed under (d) below. There are no family relationships among any of the Company’s directors and executive officers.

The Company entered into an employment agreement with Mr. Slack on September 15, 2022 (the “Slack Employment Agreement”) setting forth the terms of his employment. Pursuant to the Slack Employment Agreement, Mr. Slack is entitled to an annual base salary of $460,000 and is eligible to receive an annual performance bonus equivalent to 50% of his then-current base salary, although the amount of such bonus may be less than or greater than 50% in the sole discretion of the compensation committee of the Company. The initial term of the Slack Employment Agreement is three years, which automatically renews for subsequent one-year terms unless terminated by either party. If the Company determines not to renew the Slack Employment Agreement, it must give Mr. Slack 90 days’ notice before the expiration of the current term. In the event that Mr. Slack is terminated for Cause, resigns without Good Reason (each term as defined in the Slack Employment Agreement), or is terminated following death or disability, he shall receive regular wages through the termination date but shall receive no other severance compensation. In the event that Mr. Slack is terminated without Cause or resigns for Good reason, Mr. Slack shall, upon signing of a release of claims, be entitled to (i) a lump-sum payment comprised of any accrued but unpaid salary and bonus, any accrued and unused paid time off, any unreimbursed business expenses and any other accrued compensation, (ii) continued payment of his then-current base salary for 12 months following termination (the “Severance Period”), (iii) COBRA assistance for a portion of the monthly premium during the Severance Period, (iv) a prorated bonus payment based on the number of days employed within the calendar year during which termination occurs, and (v) an extension of the exercise period of any fully vested option awards to the shorter of one year post-termination and the remaining term of the respective option awards. In the event that Mr. Slack’s termination without Cause or resignation for Good Reason coincides with or occurs within one year following a Change of Control (as defined in the Slack Employment Agreement) and Mr. Slack signs a release of claims, (i) the Severance Period will be extended from 12 months to 15 months, (ii) the vesting of options granted to Mr. Slack will accelerate in full, (iii) the Company will pay Mr. Slack an amount equal to 125% of his target bonus, and (iv) the Company will increase the amount of COBRA assistance to cover the entire monthly premium.

The foregoing description of the Slack Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Slack Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

David Slack entered into an indemnification agreement with the Company on September 15, 2022 immediately following the Merger. A form of such indemnification agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

(d)

As stated above, on September 15, 2022, the Departing Directors resigned from the Company’s board of directors and any respective committees of the board of directors to which they belonged. Following such resignations, the Company’s board of directors was comprised of Gregory B. Brown, M.D. whose term expires at the Company’s 2024 annual meeting of stockholders, David J. Mazzo, Ph.D. whose term expires at the 2024 annual meeting of stockholders, Cynthia L. Flowers, whose term expires at the 2023 annual meeting of stockholders, and Steven M. Klosk, whose term expires at the 2025 annual meeting of stockholders (collectively, the “Remaining Directors”). The Remaining Directors then elected, effective as of the effective time of the Merger, four designees selected by Cend (the “Cend Designees”), each to serve as directors in staggered classes agreed upon by the Company and Cend prior to the completion of the Merger. The Cend Designees are David Slack, M.B.A., Dr. Erkki Ruoslahti, Ph.D., Heidi Henson, C.P.A. and Dr. Mohammad Azab, M.B.A. Following the Merger, the Company’s board of directors is divided into staggered three-year terms as set forth below:

•	Class I directors (expiring in 2023): David Slack, M.B.A., Cynthia L. Flowers, M.B.A. and Erkki Ruoslahti, M.D., Ph.D.;
•	Class II directors (expiring in 2024): David J. Mazzo, Ph.D., Gregory B. Brown, M.D. and Heidi Henson, C.P.A.; and
•	Class III directors (expiring in 2025): Steven M. Klosk, J.D. and Mohammad Azab, M.D., M.B.A.

On September 15, 2022, Ms. Henson, Ms. Flowers and Mr. Klosk were appointed to the audit committee of the Company’s board of directors, and Ms. Henson was appointed the chairperson of the audit committee. On September 15, 2022, Mr. Klosk, Dr. Brown and Ms. Henson were appointed to the compensation committee of the Company’s board of directors, and Mr. Klosk was appointed as the chairperson of the compensation committee. On September 15, 2022, Dr. Brown, Dr. Ruoslahti, Dr. Azab and Ms. Flowers were appointed to the nominating and governance committee of the Company’s board of directors, and Dr. Brown was appointed as the chairperson of the nominating and governance committee. On September 15, 2022, Dr. Ruoslahti, Dr. Mazzo, Mr. Slack, Dr. Brown and Dr. Azab were appointed to the science and technology committee of the Company’s board of directors, and Dr. Ruoslahti was appointed as the chairperson of the science and technology committee.

David Slack

Mr. Slack, 59, has served as a Director of Cend since December 3, 2019 and as its President and Chief Executive Officer since March 29, 2021. He is responsible for overseeing all Research and Development and operational activities, as well as overseeing fundraising, business development and M&A activity. Mr. Slack also acts as the Chairman of Cend’s wholly owned subsidiary, DrugCendR Australia. He also currently serves as an Industry Advisor for non-profit pancreatic cancer patient advocacy organization, Trovanow, where he advises the organization with respect to prospective industry partnership and philanthropic fundraising. From March 2020 to March 2021, Mr. Slack was a Consultant for Cend. From January 2004 to March 2021, Mr. Slack served as a Principal of DS Lifescience Consulting. Also, from August 2016 to July 2020 he was the Chief Business Officer of Viracta Therapeutics, a publicly traded company, listed on Nasdaq. From 2000 to 2004, Mr. Slack served as Vice President of Business Development for Ionis Pharmaceuticals, Inc. a publicly traded company, listed on Nasdaq. From 1998-2000, Mr. Slack served as Director of Technology Alliances and Licensing at Rhone-Poulenc Rorer Pharmaceuticals and Aventis Pharmaceuticals, a publicly listed pharmaceutical company. He received his Bachelor of Arts in Psychology and his Bachelor of Science in Molecular Biology from California State University Sacramento. Mr. Slack received his Masters of Business Administration in Business and Strategic Marketing from Monterey Institute of International Studies (now Middlebury Institute of International Studies).

Dr. Erkki Ruoslahti

Dr. Ruoslahti, 82, has served as a Cend Director since 2015 and as Founder, President and Chief Executive Officer from 2015 to 2020. In 2020, Dr. Ruoslahti became a Consultant for Cend. He has over 30 years of experience in biotech that includes founding Impilo Therapeutics, Inc. where he served as a Director until about September 2020 when it was acquired by Cend. Most significantly, from January 1976 to September 2020 Dr. Ruoslahti has served as Researcher, Scientific Director, President, Chief Executive Officer of Sanford Burnham Prebys Medical Discovery Institute where he took the once fledgling 50-person research organization to a world-renowned research institution. When he stepped down as Chief Executive Officer, the institute had 500 employees and was ranked number one among all research organizations in the world in the number of citations its publications received in the cell/molecular biology literature. The core technology from Cend originates from his laboratory. Currently, Dr. Ruoslahti has an informal emeritus relationship with the institute. From 2005 to 2008 he served as a Director for Advances Technologies, Inc, a publicly traded company listed on Nasdaq. From 2000 to 2002, he co-founded and was a Director of Targeted Molecules, Inc.; from 1993 to 1996 he served as a Director of Canji; and from 1987 to 1995 he co-founded and served as a director of Telios Pharmaceuticals, Inc. a publicly traded company on Nasdaq. Mr. Ruoslahti received his M.D., and Ph.D. from the University of Helsinki, Helsinki, Finland. From 1968 to 1970 he was a Postdoctoral fellow at CalTech. Dr. Ruoslahti is a member of the U.S. National Academy of Sciences.

Heidi Henson

Ms. Henson, 56, has served as Cend Director since 2019. Since 2021, she has served as the Chief Financial Officer of Pardes Biosciences, Inc., a publicly traded company listed on Nasdaq under the symbol “PRDS,” where she is responsible for building out the company’s infrastructure and implementing processes and procedures relating to being a public company. She also concurrently serves on the board of directors of PepGen, Inc. (Nasdaq: PEPG). In 2012 she served on the board as Chief Financial Officer of the San Diego Children’s Choir, and from 2010 to 2013 she served as Treasurer of the board of the San Diego Children’s Choir Parent Association. From 2020 to 2021 she was a consultant for Pardes. From 2019-2020 Ms. Henson served as the Chief Financial Officer of Imbria Pharmaceuticals, Inc. and from 2018 to 2019 she was the Chief Financial Officer and Chief Compliance Officer of Respivant Sciences, Inc., where she was responsible for the implementation and monitoring the compliance program. From 2014 to 2018, she served as the Chief Financial Officer of Kura Oncology, Inc, a publicly traded company listed on Nasdaq under the symbol “KURA,” where she led the private placement, reverse merger, and up-listing of the company to Nasdaq. From 2012 to 2018, she was the Chief Financial Officer for Wellspring Biosciences, LLC and its parent company Araxes Pharma, LLC. From 2007 to 2012, Ms. Henson was the Vice President of Finance for Intellikine, Inc. From 2005 to 2011, she worked as a consultant for various pharmaceutical industry clients, and would assist with SEC reporting, implementation of financial processes and controls and implementation of SOX 404 compliance plans and documentation. From 2004 to 2005, she was the Controller for La Jolla Pharmaceutical Company, listed on Nasdaq under “LJPC.” Prior to 2005 she was a Director, Finance at Anadys Pharmaceutical, Inc. (Nasdaq: ANDS), held several positions at Fair Isaac & Co, Inc. (Nasdaq: FICO), and was a financial analyst at Alaris Medical Systems, Inc. and senior auditor from PricewaterhouseCoopers, LLP. Ms. Henson received her Bachelors of Accountancy from the University of San Diego and is a member of the Association of Bioscience Financial Officers.

Dr. Mohammad Azab

Mohammad Azab, M.D., MSc, MBA, 66, is a leader in clinical and regulatory development of biopharmaceutical drugs with particular expertise in oncology drug development. In July 2009, Dr. Azab joined Astex Pharmaceuticals, Inc. (“Astex”), a pharmaceutical company focused on the discovery and development of drugs in oncology and other areas, as its Chief Medical Officer. Dr. Azab served as President and Chief Medical Officer of Astex from January 2014 to November 2020, and served as the chair of its board of directors from November 2020 to May 1, 2022. Since January 2021, Dr. Azab has served on the board of directors of DURECT Corporation (Nasdaq: DRRX), a biopharmaceutical company committed to transforming the treatment of acute organ injury and chronic liver diseases. Additionally, Dr. Azab has served on the board of directors of Xenon Pharmaceuticals Inc. (Nasdaq: XENE), a biopharmaceutical company delivering innovative medicines to patients with neurological disorders, since January 2003. Previously, Dr. Azab served as President and Chief Executive Officer of Intradigm Corporation, a developer of siRNA cancer therapeutics. Prior to this, Dr. Azab served as Executive Vice President of Research and Development and Chief Medical Officer of QLT Inc. and in several leadership positions at AstraZeneca plc in the United Kingdom and Sanofi in France. Dr. Azab holds an MBA from the Richard Ivey School of Business, University of Western Ontario, and an MB ChB from Cairo University. He received post-graduate training and degrees in oncology research from the University of Paris-Sud and in biostatistics from the University of Pierre et Marie Curie in Paris, France.

Each of Mr. Slack, Dr. Ruoslahti, Ms. Henson and Dr. Azab entered into indemnification agreements with the Company on September 15, 2022 immediately following the Merger. A form of such indemnification agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On September 15, 2022, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

A copy of a slide presentation that the Company will use at investor and industry conferences and presentations is attached to this Current Report as Exhibit 99.2 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The Company intends to file the financial statements required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

 (d) Exhibits
Exhibit No.	Description

2.1^
Agreement and Plan of Merger and Reorganization, dated as of April 26, 2022, by and among Caladrius Biosciences, Inc., CS Cedar Merger Sub, Inc. and Cend Therapeutics, Inc. (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2022)

3.1	Certificate of Amendment (Reverse Stock Split) to the Amended and Restated Certificate of Incorporation, dated September 14, 2022

3.2	Certificate of Amendment (Name Change) to the Amended and Restated Certificate of Incorporation, dated September 15, 2022

10.1+	Employment Agreement, dated as of September 15, 2022, by and between Lisata Therapeutics and David Slack

10.2+	Form of Indemnification Agreement between the Company and each of its directors and officers

99.1	Press Release issued by the Company on September 15, 2022

99.2	Lisata Therapeutics, Inc. Corporate Presentation, September 15, 2022

^	The schedules and exhibits to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
+	Management contract or compensatory plans or arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LISATA THERAPEUTICS, INC.

	By:	/s/ David J. Mazzo, PhD
	Name:	David J. Mazzo, PhD
	Title:	Chief Executive Officer

Dated: September 15, 2022